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                                                                 EXHIBIT (c)(4)

                                                                 March 17, 1999

The General Electric Company, p.l.c.
One Bruton Street
London WIX 8AQ
United Kingdom

Attention: Mr. John Mayo

Dear Sirs:

  You have requested information from FORE Systems, Inc. (the "Company") in connection with our consideration of a possible negotiated transaction between us (a "Transaction"). The Company is willing to furnish such information to you only for the purpose of evaluating such Transaction and pursuant to the terms of this letter agreement (this "Agreement"). You agree that such information and any other information the Company or its Representatives (as hereinafter defined) furnish to you or your Representatives, including, without limitation, financial, technical, scientific, trade secret or other proprietary information of the Company with which you or your Representatives may come into contact in the course of your investigation, whether before or after the date of this Agreement, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by you or your Representatives which contain, reflect or are based upon such information (collectively, the "Evaluation Material"), will be kept confidential, used only for the purpose of evaluating a Transaction and will not be used by you in any way detrimental to the Company; provided, however, that (i) any of such information may be disclosed to officers, directors, employees, counsel, investment bankers and other representatives (such persons being generally referred to herein as "Representatives") of yours and your subsidiaries who need to know such information for the purpose of evaluating a Transaction between us (it being understood that you will cause your Representatives to treat such information in a confidential manner and in accordance with the terms hereof) and (ii) any disclosure of such information may be made to which the Company consents in writing.

  You agree that, other than as permitted herein, neither you, your affiliates, nor any Representatives of you or your affiliates will without the prior written consent of the Company, directly or indirectly, (i) enter into any agreement, arrangement or understanding, or any discussions that might lead to such agreement, arrangement or understanding, with any other person regarding a possible transaction involving the Company, (ii) disclose to any other person either the fact that discussions or negotiations are taking place concerning a possible transaction or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, or (iii) disclose to any other person that you have received or produced any Evaluation Material. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, the media and any corporation, company, group, partnership or individual. The term "affiliate" as used in this Agreement shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  In the event that you or any of your Representatives are required to disclose any Evaluation Material (i) in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigation Demand or similar process) or (ii) in order, in the opinion of your outside solicitor or barrister, to avoid violating the securities laws, you will in advance of such disclosure provide the Company with prompt notice of such requirement(s). You also agree, to the extent legally permissible, to provide the Company, in advance of any such disclosure, with copies of any Evaluation Material you intend to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the Company to the extent it may seek to limit such disclosure. If, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefor is made by you (such request to be made as soon as practicable to allow the Company a reasonable amount of time to respond thereto), you or your
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The General Electric Company, p.l.c.
Page 2
March 17, 1999

Representatives are legally required to disclose Evaluation Material to any tribunal or in order to comply with the federal securities laws, you may disclose such information without liability hereunder.

  In consideration for being furnished with the Evaluation Material, you agree that for a period of three years from the date of this Agreement, unless the Company's Board of Directors shall otherwise request in writing in advance, you will not, and shall cause your affiliates not to (and you and they will not assist or form a group within the meaning of Section 13(d)(3) of the Exchange Act, act in concert or participate with or encourage other persons
to), directly or indirectly, (i) acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership of any securities or assets of the Company, including rights or options to acquire such ownership,
(ii) seek or propose to influence, advise, change or control the management, Board of Directors, governing instruments or policies or affairs of the Company, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1)), contacting any person relating to any of the matters set forth in this Agreement or seeking to influence, advise or direct the vote of any holder of voting securities of the Company or making a request to amend or waive this provision or any other provision of this paragraph or the second paragraph of this letter, or (iii) make any public disclosure, or take any action which could require the Company to make any public disclosure, with respect to any of the matters set forth in this Agreement.

  In the event that no Transaction is effected after you have been furnished with Evaluation Material, you will (and you will cause your Representatives to) promptly, upon the request of the Company, deliver to the Company the Evaluation Material, including any notes relating thereto, without retaining any copy thereof. If requested by the Company, an appropriate officer of yours will certify to the Company that all such material has been so delivered. Notwithstanding the delivery of the Evaluation Material required by this paragraph, any and all duties and obligations existing under this Agreement shall remain in full force and effect.

  For a period of one year from the date hereof, you agree that you and your affiliates will not, directly or indirectly, solicit for employment any employee of the Company with whom you have had contact or who became known to you in connection with the Transaction. The term "solicit" shall not include any general advertisements not directed specifically to such Company employees.

  The term "Evaluation Material" shall not be deemed to include, and the above undertakings do not apply to any information which can be demonstrated:

    (i) to be in or to have come into the public domain otherwise than as a result of a breach of those undertakings or of any other duty of confidentiality to any person;

    (ii) already to be in your possession on a non-confidential basis at the time that it is first supplied by us or thereafter to have been received by you at any time in good faith from a third party who is not bound by any obligation of confidentiality in relation thereto; or

    (iii) (in the case of technical information) to have been independently developed by employees of yours to whom no disclosure has been made of the Evaluation Material supplied by us.

  Although we have endeavored to include in the Evaluation Material information known to us which we believe to be relevant for the purpose of your investigation, you understand that we do not make any representation or warranty as to the accuracy or completeness of the Evaluation Material and that only those representations and warranties made by us in a definitive agreement, if any, shall have any legal effect. You
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The General Electric Company, p.l.c.
Page 3
March 17, 1999

agree that other than as may be set forth in such definitive agreement neither the Company nor its Representatives shall have any liability to you or any of your Representatives, including, without limitation, in contract, tort or under federal or state securities laws, resulting from the use of the Evaluation Material supplied by us or our Representatives.

  It is agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

  The Company, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunction, in the event of any breach of the provisions of this Agreement. You agree that you will not oppose the granting of such relief on the basis that the Company has an adequate remedy at law.

  It is further understood and agreed that unless and until the execution and delivery of a definitive agreement with respect to a Transaction, neither the Company nor you intends to be, nor shall either of us be, under any legal obligation of any kind whatsoever with respect to such Transaction or otherwise, by virtue of any written or oral expressions by our respective Representatives with respect to such Transaction, except for the matters specifically agreed to in this Agreement. This provision may only be modified or waived by a separate writing signed by the Company and you expressly so modifying or waiving this provision.

  You hereby confirm that you are aware and that your Representatives have been advised that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company.

  If at any time you cease to consider a Transaction, you agree promptly to notify us of such decision in writing.

  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

  It is understood and agreed that if any provision contained in this Agreement or the application thereof to you, the Company, or any other person or circumstance shall be invalid, illegal or unenforceable in any respect under any applicable law as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained in this Agreement, or the application of such provision to such persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

  This Agreement shall benefit and bind successors and assigns of you and of the Company. Any assignment of this Agreement by you without prior written consent of the Company shall be void.
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The General Electric Company, p.l.c.
Page 4
March 17, 1999

  If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon this Agreement will constitute our agreement with respect to the subject matter hereof.

                                          Very truly yours,

                                          FORE Systems, Inc.

                                          By:
                                             ----------------------------------
                                              Name: Thomas J. Gill
                                              Title:  President and Chief
                                              Executive Officer

CONFIRMED AND AGREED TO:

The General Electric Company, p.l.c.

By:
  -------------------------------------
  Title:
  Dated: